Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 4 of our report dated July 22, 2013, relating to the financial statements of Silver Eagle Acquisition Corp. (a development stage company), and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Rothstein Kass

Roseland, New Jersey

July 23, 2013